SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported
July 13, 2011

Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2011, the Chairman of the Board of Directors of Environmental Tectonics Corporation (the “Company”) received notification from Mr. Stephen F. Ryan that, effective immediately, Mr. Ryan is resigning as a member of the Board of the Company and that he is rescinding his nomination for election at the Company’s July 21, 2011 annual meeting of shareholders.  At the time of his resignation, Mr. Ryan also served as Chairman of the Audit Committee and a member of the Compensation Committee.  Mr. Ryan’s decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

The Company is considering potential candidates to fill this vacancy on the Board of Directors as well as the committees on which Mr. Ryan served.  Upon appointment of a new director by the Company’s Board of Directors, the Company will file a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: July 15, 2011	By:	/s/Robert L. Laurent, Jr.
Robert L. Laurent, Jr.
Chief Financial Officer